UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Soliciting Material under §240.14a-12

Callidus Software Inc.
(Name of Registrant as Specified In Its Charter)

SAP SE and subsidiaries
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by SAP SE and subsidiaries

Pursuant to Rule 14a-12 under the Securities

Exchange Act of 1934

Subject Company: Callidus Software Inc.

Commission File No.: 000-50463

To: DL SAP Hybris ALL EMPLOYEES (External)

Tuesday, Jan 30, 7:30 AM

Team,

As you can see from Bill’s note, we have a lot to celebrate today - our incredible 2017 results and our intent to acquire CallidusCloud. Personally, I could not be more excited that we are teaming up with a company recognized by IT industry analysts as the leader in the lead-to-money space. The close of the acquisition will put us in a position to take a huge step forward to address the changing needs of our customers, especially now when they must equip a modern salesforce, who are increasingly selling services rather than products.

I truly believe in putting the customer at the heart of everything we do and with CallidusCloud we accomplish just that, by helping our customers enable their salesforces. In fact, the SAP sales organization is using CallidusCloud for incentive management already, and will use it for quote and pricing configuration (CPQ).

The acquisition follows our strategy for CRM to build out a full front office suite. The combined strengths of CallidusCloud, SAP Hybris, SAP S/4HANA, and the SAP Cloud Platform will add up to a powerful, differentiated, complete, and open offering in the CRM segment that can address the entire digital customer experience. This is a bold strategic move on our part in a significant market with massive opportunity.

Today’s announcement is only the first step in a legal process. The two companies will remain independent entities until the final closure of the transaction, which is expected to occur in the second quarter of 2018. Please respect the following communication guidelines as we will receive questions from customers.

1)             Our message to customers should focus on awareness only — e.g. “This is an exciting move by SAP so we can help our customers reinvent the front office and transform sales for a new digital economy. Until the transaction closes, we are not in position to present CallidusCloud solutions. Any interest in CallidusCloud solutions should be directed to CallidusCloud.”

2)             This planned acquisition is highly complementary to SAP’s existing solution portfolio — especially SAP S/4HANA and SAP Hybris. For more information about the strategy behind this planned acquisition, please refer to my new blog (link).

Please join me and the leadership team to hear more about this exciting enhancement to our portfolio, as well as our priorities for 2018 during our next SAP Hybris All-Hands on February 7. In the meantime, familiarize yourselves with the CallidusCloud deal by reading the SAP News story or the FAQ (links).

Best,

Alex

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “may”, “plan”, “project”, “predict”, “should” and “‘will” and similar expressions as they relate to SAP or Callidus Software Inc. are intended to identify such forward-looking statements. This release contains forward-looking statements that involve risks and uncertainties concerning the parties’ ability to close the transaction and the expected closing date of the transaction, the anticipated benefits and synergies of the proposed transaction, anticipated future combined operations, products and services, and the anticipated role of CallidusCloud, its key executives and its employees within SAP following the closing of the transaction. Actual events or results may differ materially from those described in this release due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the outcome of regulatory reviews of the proposed transaction, the ability of the parties to complete the transaction, the failure to retain key CallidusCloud employees, customer and partner uncertainty regarding the anticipated benefits of the transaction, the failure of SAP and CallidusCloud to achieve the anticipated synergies of the proposed transaction and other risks detailed in SAP’s and CallidusCloud’s SEC filings, including those discussed in SAP’s Annual Report on Form 20-F for the year ended December 31, 2016 and CallidusCloud’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SAP is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

Additional Information About the Merger

In connection with the proposed merger, Callidus Software Inc. will file a proxy statement with the SEC. The definitive proxy statement will be sent or given to CallidusCloud stockholders entitled to vote at the special meeting relating to the transaction and will contain important information about the proposed merger and related matters. CallidusCloud’s stockholders are urged to read the definitive proxy statement (including any amendments or supplements thereto) carefully when it becomes available before making any voting or investment decision with respect to the proposed merger because it will contain important information about the merger and the parties to the merger. Additionally, CallidusCloud and SAP will file other relevant materials in connection with the proposed acquisition of CallidusCloud by SAP pursuant to the terms of an Agreement and Plan of Merger by and among, SAP America, Inc., Emerson One Acquisition Corp., a wholly owned subsidiary of SAP America, and CallidusCloud. SAP, CallidusCloud and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of CallidusCloud stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of SAP’s executive officers and directors in the solicitation by reading SAP’s most recent Annual Report on Form 20-F, and the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of CallidusCloud’s participants in the solicitation, which may, in some cases, be different than those of CallidusCloud’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

The materials to be filed by SAP and CallidusCloud with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from CallidusCloud, once it is filed with the SEC, by contacting CallidusCloud Investor Relations through the investor contact page on the company’s website at http://investor.calliduscloud.com/about-us/investor-relations/investor-faq/